Exhibit 99.2

TERMS OF RESTRICTED STOCK UNIT (“RSU”) GRANT
PURSUANT TO THE
ILLINOIS TOOL WORKS INC. 2011 LONG-TERM INCENTIVE PLAN (THE “PLAN “)
(a)    In the event of a stock dividend, stock split, reverse stock split, share combination, recapitalization, reclassification or similar event affecting the capital structure of the Company, appropriate adjustment will be made in the number of shares subject to the RSU.
(b)    Except as otherwise provided in this RSU agreement or the Plan, no portion of the RSU will vest prior to three years from [GRANT DATE] (the “Grant Date”). On [VESTING DATE] (the “Vesting Date”), 100% of the RSUs will become vested. Upon vesting, you will receive one share of Common Stock of the Company for each vested RSU.
(c)    You shall have no voting, dividend, dividend equivalent rights or subscription rights except with respect to the shares which have been issued to you following the vesting of your RSUs. Your rights under this RSU agreement may not be assigned or transferred other than as permitted by the Plan.
(d)    If, prior to the Vesting Date, your employment with the Company and its Subsidiaries and Affiliates (the “Company Group”) terminates by reason of death or disability, your RSU shall be fully vested. For purposes of this RSU agreement, the term “disability” means permanent and total disability which is expected to prevent you from engaging in any substantial gainful activity for any prolonged period of time, as determined by the Company in its sole discretion.
(e)    If you retire prior to the Vesting Date, and your RSU was granted within a year prior to your retirement, then 25% of your RSU shall become vested, and if your RSU was granted more than a year prior to your retirement, then 100% of your RSU shall become vested 30 days after your retirement date provided you have executed and delivered by that date a restrictive covenant, if any, as may be requested by any member of the Company Group. For purposes of this RSU agreement, retirement is defined as termination of employment with the Company Group at such time as: (i) the combination of your age and years of service is 70 or more, and (ii) you have reached age 55 or more with 5 or more years of service.
(f)    Except as provided in paragraph (e), if your employment terminates for any reason other than death or disability prior to the Vesting Date, you will forfeit your RSUs.
(g)    Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may, in its sole discretion, deem this RSU grant, whether vested or unvested, to be immediately forfeited if you compete with the Company Group, engage in gross misconduct or conduct that is against the business interests of the Company Group, or you divulge confidential information about the Company Group to other persons.
(h)    Solely to the extent the RSUs are considered deferred compensation within the meaning of Code Section 409A, no RSUs that become payable in connection with your termination of employment (whether pursuant to the terms of this RSU agreement or the Plan) will be made to you unless your

Universal RSU Agreement

termination constitutes a “separation from service,” within the meaning of Code Section 409A. In addition, if you are deemed to be a “specified employee,” within the meaning of Code Section 409A at the time of such separation from service, as determined by the Company in its sole discretion, then, to the extent required by Code Section 409A, any RSUs that become payable in connection with a separation from service shall be paid no earlier than (i) the date that is six months and one day following your separation from service, or (ii) your death.
(i)    Solely to the extent the RSUs are considered deferred compensation within the meaning of Code Section 409A, in the event the RSUs become vested in connection with a “Corporate Change” pursuant to Section 11(a)(i) of the Plan, and “Corporate Change” does not qualify as a change in control for purposes of Code Section 409A, the RSUs will become payable in cash on the earliest to occur of (i) the Vesting Date, (ii) your separation from service and (iii) death.
(j)    The RSU is subject to the terms of the Plan. Any inconsistencies shall be resolved in favor of the Plan. Capitalized terms used but not otherwise defined in this RSU agreement shall have the meanings ascribed to them in the Plan.
(j)    This RSU agreement and the provisions of the Plan are governed by, and subject to, the laws of the State of Illinois, United States of America, without regard to the conflict of law provisions. For purposes of litigating any dispute that arises under this grant or the Plan, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Illinois, agree that such litigation shall be conducted in the courts of Cook County, Illinois, or the federal courts for the United States for the Northern District of Illinois, where this grant is made and/or to be performed.
(k)    The RSUs granted hereunder are intended to be exempt from or compliant with Code Section 409A, and shall be interpreted, construed and operated to reflect this intent. Notwithstanding the foregoing, the Plan and this RSU agreement may be amended at any time, without the consent of any party, to avoid the application of Code Section 409A in a particular circumstance or to the extent that is necessary or desirable to satisfy any of the requirements under Code Section 409A, but the Company shall not be under any obligation to make any such amendment. Nothing in the Plan or this RSU agreement shall provide a basis for any person to take action against the Company or any Subsidiary or Affiliate based on matters covered by Code Section 409A, including the tax treatment of any amount paid or RSU granted under this RSU agreement, and neither the Company nor any of its Subsidiaries and Affiliates shall under any circumstances have any liability to you or your estate or any other party for any taxes, penalties or interest due on amounts paid or payable under this RSU agreement, including taxes, penalties or interest imposed under Code Section 409A.
(l)    Regardless of any action the Company or your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting

Universal RSU Agreement

or settlement of the RSUs, the issuance of shares upon settlement of the RSUs, the subsequent sale of shares acquired pursuant to such issuance and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; or (2) withholding from proceeds of the sale of shares acquired upon vesting/settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or (3) withholding in shares to be issued upon vesting/settlement of the RSUs. Notwithstanding the foregoing, if you are subject to the short-swing profit rules of Section 16(b) of the Securities Exchange Act of 1934, the Company and/or the Employer will satisfy the obligations with regard to all Tax-Related Items by withholding in shares to be issued upon vesting/settlement of the RSUs, unless such withholding method is not permissible under applicable law, in which case you may elect to satisfy the Tax-Related Items by one of the other methods identified above.
To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares, for tax purposes, you are deemed to have been issued the full number of shares subject to the vested RSUs, notwithstanding that a number of the shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of your participation in the Plan.
(m)    The provisions of this RSU agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(n)    The RSUs are subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction and (iii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to you.
(o)    You are not permitted to purchase or sell options on the Company’s common stock or engage in short sales of the Company’s common stock. In addition, if you are an executive officer or director, you acknowledge that you are not permitted to engage in trading puts, calls, straddles, equity swaps or other derivative securities that are directly linked to the Company’s common stock and are subject to any

Universal RSU Agreement

Company policies regarding stock trading, hedging and pledging Company common stock or other Company equity securities. For purposes of this paragraph, an “executive officer” means any officer classified by the Company as a reporting person under Section 16 of the U.S. Securities Exchange Act of 1934.
(p)    The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(q)    The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(r)    Notwithstanding any provisions in this RSU agreement, the RSU shall be subject to the general terms and conditions set forth in Appendix A for Participants who reside outside the United States, as well as to any country-specific terms and conditions set forth in Appendix B for Participants who reside in any of the countries included in Appendix B. If you relocate outside the United States or between countries included in Appendix B, the additional terms and conditions in Appendix A and B, as applicable, will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendices A and B constitute part of this RSU agreement.

Universal RSU Agreement

APPENDIX A
GENERAL TERMS AND CONDITIONS
FOR PARTICIPANTS OUTSIDE THE UNITED STATES

(a)    Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:
(i)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(ii)    the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;
(iii)    all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;
(iv)    your participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate your employment or service relationship (if any) at any time;
(v)    you are voluntarily participating in the Plan;
(vi)    the RSUs and the shares of Common Stock subject to the RSUs are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and are outside the scope of your employment or service contract, if any;
(vii)    the RSUs and the shares of Common Stock subject to the RSUs are not intended to replace any pension rights or compensation;
(viii)    the RSUs and the shares of Common Stock subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer or any Subsidiary or Affiliate;
(ix)    the RSU grant and your participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary or Affiliate;
(x)    the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;
(xi)    no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of your employment or other service relationship by the Company or the

Universal RSU Agreement

Employer (for any reason whatsoever, and whether or not in breach of local labor laws and whether or not later found to be invalid), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Employer and you irrevocably waive your ability, if any, to bring any such claim, and release the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims;
(xii)    unless otherwise provided in the RSU agreement, in the event of termination of your employment or other service relationship (for any reason whatsoever, whether or not in breach of local labor laws and whether or not later found to be invalid), your right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that you are no longer actively employed or rendering services and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law); the Committee shall have the exclusive discretion to determine when you are no longer actively employed or rendering services for purposes of your RSU grant (including whether you may still be considered to be providing services while on a leave of absence); and
(xiii)    you acknowledge and agree that the Company Group shall not be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU or of any amounts due to you pursuant to the settlement of the RSU or the subsequent sale of any shares acquired upon settlement.
(b)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.
(c)    Data Privacy. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this RSU agreement and any other RSU grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
You understand that Data will be transferred to Fidelity Stock Plan Services (“Fidelity”) or such other stock plan service provider as may be selected by the Company in the future, which is assisting the

Universal RSU Agreement

Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative. You authorize the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.
(d)    Language. If you have received this RSU agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
(e)    Retirement. Notwithstanding paragraph (e) of the RSU agreement, if the Company receives an opinion of counsel that there has been a legal judgment and/or legal development in your jurisdiction that would likely result in the favorable treatment applicable to the RSU pursuant to paragraph (e) being deemed unlawful and/or discriminatory, then the Company will not apply the favorable treatment at the time of your retirement, and the RSU will be treated as set forth in paragraph (f) of the RSU agreement.
(f)    Waiver. You acknowledge that a waiver by the Company of a breach of any provision of this RSU agreement shall not operate or be construed as a waiver of any other provision of this RSU agreement, or of any subsequent breach by you or any other Participant.

Universal RSU Agreement

APPENDIX B
COUNTRY-SPECIFIC TERMS AND CONDITIONS
FOR PARTICIPANTS OUTSIDE THE UNITED STATES
Terms and Conditions
This Appendix B includes special terms and conditions applicable to your RSUs if you reside in any of the countries covered by this Appendix B. These terms and conditions are in addition to, or if so indicated, in place of, the terms and conditions set forth in the RSU agreement (including Appendix A). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Plan and/or the RSU agreement (including Appendix A).
Notifications
This Appendix B also includes notifications relating to exchange control and other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities, and other laws in effect in the countries to which this Appendix B refers as of December 2012. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the notifications herein as the only source of information relating to the consequences of participating in the Plan because the information may be out of date at the time your RSUs vest or you sell shares acquired under the Plan.
In addition, the notifications are general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. Finally, if you are a citizen or resident of a country other than the one in which you are currently residing, transferred or transfer employment after the RSUs were granted or are considered a resident of another country for local law purposes, the information contained herein may not be applicable to you in the same manner. In addition, the Company shall have the sole discretion to determine to what extent the terms and conditions shall apply to you under these circumstances.
ARGENTINA
Notifications
Securities Law Information. Neither the grant of the RSUs nor the issuance of the shares upon vesting constitutes a public offering as defined by the Law 17,811 or any other Argentine law. The offering of the Plan is a private placement. As such, the offering is not subject to the supervision of any Argentine governmental authority.
Exchange Control Information. If you transfer proceeds from the sale of shares within 10 days of receipt (i.e., if the proceeds have not been held in the offshore bank or brokerage account for at least 10 days prior to transfer), you will be required to deposit 30% of the proceeds into a non-interest bearing account in Argentina for 365 days. The Argentine bank handling the transaction may request certain

Universal RSU Agreement

documentation in connection with your request to transfer proceeds into Argentina, including evidence of the sale and proof that no funds were remitted out of Argentina to acquire the shares. If the bank determines that the 10-day rule or any other rule or regulation promulgated by the Argentine Central Bank has not been satisfied, it will require that 30% of the proceeds by placed in a non-interest bearing dollar denominated mandatory deposit account for a holding period of 365 days. You are solely responsible for complying with any exchange control laws that may apply to you as a result of participation in the Plan and/or the transfer of funds in connection with the award. You should consult your local bank and/or exchange control advisor to confirm the exchange control requirements for a transfer of funds into Argentina.
AUSTRALIA
Notifications
Securities Law Information. You understand that, if you acquire shares upon vesting of the RSUs and subsequently offer the shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You are advised to obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.
BELGIUM
Notifications
Tax Reporting Obligation. If you are a Belgian resident, you are required to report any brokerage or bank account held outside of Belgium on your annual tax return.
BRAZIL
Terms and Conditions
Compliance with Law. By accepting the RSUs, you agree to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the receipt and/or sale of shares acquired under the Plan or the receipt of dividends.
Notifications
Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of the assets and rights is equal to or greater than US$100,000.
CANADA
Terms and Conditions
Form of Settlement. RSUs granted to employees resident in Canada shall be paid in shares only. In no event shall any RSUs be paid in cash, notwithstanding any discretion contained in Section 8(c) of the Plan.

Universal RSU Agreement

Termination of Service. This provision replaces paragraph (a)(xii) of Appendix A to the RSU agreement:
unless otherwise provided in the RSU agreement, in the event of termination of your employment or other service relationship (for any reason whatsoever, whether or not in breach of local labor laws and whether or not later found to be invalid), your right to vest in the RSUs under the Plan, if any, will terminate effective as of the date that is the earlier of (i) the date you receive notice of termination of employment from the Employer or (ii) the date your employment terminates, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law, and/or common law); the Committee shall have the exclusive discretion to determine when you are no longer employed or rendering services for purposes of the RSUs (including whether you may still be considered to be providing services while on a leave of absence).
The following provisions apply if you are a resident of Quebec:
Authorization to Release and Transfer Necessary Personal Information. This provision supplements paragraph (c) of Appendix A to the RSU agreement:
You hereby authorize the Company Group and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company Group and the administrator of the Plan to disclose and discuss the Plan with their advisors. You further authorize the Company Group to record such information and to keep such information in your employee file.
French Language Provision.
The parties acknowledge that it is their express wish that this agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
Notifications
Securities Law Information. You are permitted to sell shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such shares takes place outside of Canada through the facilities of a stock exchange on which the shares are listed (i.e., the NYSE).
CHINA
Terms and Conditions
Settlement of RSUs. Notwithstanding paragraph (b) of the RSU agreement, due to legal restrictions in China, the RSUs will be paid in cash at vesting and not in shares of Common Stock. You will receive a cash payment equal to the Fair Market Value of a share of Common Stock on the vesting date multiplied

Universal RSU Agreement

by the number of vested RSUs. The cash payment will be made by the Employer and will be paid to you in local currency through your local payroll. The cash payment will be subject to all applicable tax withholding and reporting. To convert the payment amount from US dollars into local currency, the Company will use an exchange rate determined pursuant to the Company’s financial policies in effect on the payment date. Depending on the development of exchange control or other applicable laws in China, the Company, at its discretion, may determine that other payment methods may be used.
Exchange Control Information. You agree to comply with any requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
DENMARK
Notifications
Exchange Control Information. If you establish an account holding shares or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form may be obtained from a local bank. Please note that these obligations are separate from and in addition to the obligations described below.
Securities/Tax Reporting Information. If you hold shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by you and the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the shares in the account without further request each year and no later than on February 1 of the year following the calendar year to which the information relates. In the event that the applicable broker or bank with which the account is held does not wish to, or pursuant to the laws of the country in question, is not allowed to assume such obligation to report, you acknowledge that you are solely responsible for providing certain details regarding the foreign exchange brokerage account and shares deposited therein to the Danish Tax Administration as part of your annual income tax return. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.
In addition, if you open a brokerage account or a deposit account with a U.S. bank for the purpose of holding cash outside Denmark, you are also required to inform the Danish Tax Administration about this account. To do so, you must also file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by you and the applicable broker or bank where the account is held. By signing the Form K, the broker or bank undertakes an obligation, without further request each year and no later than on February 1 of the year following the calendar year to which the information relates, to forward information to the Danish Tax Administration concerning the content of the account. In the event that the applicable financial institution (broker or bank) with which the account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, you acknowledge that you are solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of your annual income tax return. By signing

Universal RSU Agreement

the Form K, you authorize the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk.
FINLAND
There are no country-specific provisions.
FRANCE
Terms and Conditions
Consent to Receive Information in English. By accepting the RSUs, you confirm having read and understood the Plan and the RSU agreement, which were provided in the English language. You accept the terms of those documents accordingly.
En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.
GERMANY
Notifications
Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the Germany Federal Bank. In the event that you make or receive a payment in excess of this amount, you are responsible for obtaining the appropriate form from the remitting bank and complying with applicable reporting requirements.
HONG KONG
Terms and Conditions
Securities Law Information. WARNING: The RSUs and shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company, its Subsidiaries, and Affiliates. The RSU agreement, including Appendix A and B, the Plan, and other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, (ii) have not been reviewed by any regulatory authority in Hong Kong, and (iii) are intended only for the personal use of each eligible employee of the Employer, the Company or any Subsidiary or Affiliate, and may not be distributed to any other person. If you have any doubt about any of the contents of the RSU agreement, including Appendix A and B, the Plan, or any other incidental communication materials, you should obtain independent professional advice.
Form of Settlement. RSUs granted to employees resident in Hong Kong shall be paid in shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in Section 8(c) of the Plan.

Universal RSU Agreement

Sale of Shares. In the event your RSUs vest and shares are issued to you or your heirs within six months of the date of grant, you agree that you will not dispose of any shares acquired prior to the six-month anniversary of the date of grant.
Notifications
Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
INDIA
Notifications
Exchange Control Information. You understand that you must repatriate any cash dividends paid on shares acquired under the Plan and any proceeds from the sale such shares to India within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation. It is your responsibility to comply with exchange control laws in India.
Effective April 1, 2012, you are required to declare in your annual tax return (a) any foreign assets held by you or (b) any foreign bank accounts for which you have signing authority.
IRELAND
Notifications
Director Notification Obligation. If you are a director, shadow director, or secretary of the Company’s Irish Subsidiary or Affiliate, you must notify the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., RSUs, shares), within five business days of becoming aware of the event giving rise to the notification requirement, or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director, or secretary).
ITALY
Terms and Conditions
Authorization to Release and Transfer Necessary Personal Information. This provision replaces paragraph (c) of Appendix A in its entirety:
You understand that the Employer and/or the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all RSUs or any other entitlement to shares awarded, cancelled, exercised, vested, unvested, or outstanding (the “Data”) for the purpose of implementing, administering,

Universal RSU Agreement

and managing your participation in the Plan. You are aware that providing the Company with your Data is necessary for the performance of this agreement and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.
The Controller of personal data processing is Illinois Tool Works Inc., 3600 West Lake Avenue, Glenview, IL 60026, USA, and, pursuant to D.lgs 196/2003, its representative in Italy is ITW Italy Holding SRL, with registered offices at Corso Matteotti, 38, Torino 10121, Italy. You understand that the Data may be transferred to the Company Group or to any third parties assisting in the implementation, administration, and management of the Plan, including any transfer required to a broker or other third party with whom shares acquired pursuant to the vesting of the RSUs or cash from the sale of such shares may be deposited. Furthermore, the recipients that may receive, possess, use, retain, and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. The processing activity, including the transfer of your personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration, and management of the Plan. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you RSUs or other equity awards or administer or maintain such awards. You understand that Data processing relating to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.
You understand that Data will be held only as long as is required by law or as necessary to implement, administer, and manage your participation in the Plan. You understand that pursuant to art.7 of D.lgs 196/2003, you have the right, including but not limited to, access, delete, update, request the rectification of your Data, and cease, for legitimate reasons, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes. In addition, the Data provided can be reviewed and questions or complaints can be addressed by contacting a local representative available at the following address: ITW Italy Holding SRL, Corso Matteotti, 38, Torino 10121, Italy.
Plan Document Acknowledgment. In accepting the RSUs, you acknowledge that you have received a copy of the Plan and the RSU agreement and have reviewed the Plan and the agreement, including Appendix A and B, in their entirety and fully understand and accept all provisions of the Plan and the RSU agreement, including Appendix A and B.
Notifications

Universal RSU Agreement

Exchange Control Information. You are required to report the following in your annual tax return: (a) any transfers of cash or shares to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; (b) any foreign investments or investments (including shares acquired under the Plan or proceeds from the sale of such shares) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy, and/or (c) the amount of transfers to and from Italy that have had an impact during the calendar year on your foreign investments or investments held outside of Italy. You are exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.
JAPAN
Notifications
Offshore Assets Reporting. You will be required to report details of any assets (including any shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15th of the following year. You should consult with your personal tax advisor as to whether the reporting obligation applies to you and whether you will be required to report details of any outstanding RSUs or shares held by you in the report.
LUXEMBOURG
Notifications
Exchange Control Information. You are required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Études Économiques within 15 working days following the month during the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on your behalf.
MALAYSIA
Notifications
Settlement of RSUs. Notwithstanding paragraph (b) of the RSU agreement, due to reporting requirements in Malaysia, the RSUs will be paid in cash at vesting and not in shares of Common Stock. You will receive a cash payment equal to the Fair Market Value of a share of Common Stock on the vesting date multiplied by the number of vested RSUs. The cash payment will be made by the Employer and will be paid to you in local currency through your local payroll. The cash payment will be subject to all applicable tax withholding and reporting. To convert the payment amount from US dollars into local currency, the Company will use an exchange rate determined pursuant to the Company’s financial policies in effect on the payment date.
MEXICO
Terms and Conditions
No Entitlement or Claims for Compensation. These provisions supplement paragraph (a) of Appendix A:

Universal RSU Agreement

Modification. By accepting the RSUs, you understand and agree that any modification of the Plan or the RSU agreement (including Appendix A and B) or its termination shall not constitute a change or impairment of the terms and conditions of your employment.
Policy Statement. The grant of RSUs by the Company is unilateral and discretionary, and the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with registered offices at 3600 West Lake Avenue, Glenview, IL 60026, U.S.A., is solely responsible for the administration of the Plan and participation in the Plan. Any acquisition of shares does not, in any way, establish an employment relationship between you and the Company because you are participating in the Plan on a wholly commercial basis and the sole employer is ITW Mexico, S. De R.L. De C.V., Carretera Monterrey-Laredo KM 22.7, Cienega de Flores Nuevo Leon 65550, Mexico. Further, your participation in the Plan does not establish any rights between you and the Employer.
Plan Document Acknowledgment. By accepting the grant of RSUs, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the RSU agreement (including Appendix A and B) in their entirety and fully understand and accept all provisions of the Plan and the RSU agreement.
In addition, by accepting the RSUs, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in paragraph (a) of Appendix A, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of the shares underlying the RSUs.
Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the Employer, the Company, and its Subsidiaries and Affiliates with respect to any claim that may arise under the Plan.
Spanish Translation
Términos y Condiciones
Sin derecho a Compensación o a su reclamación.- Estas disposiciones complementan el inciso (a) del Apéndice/Anexo A:
Modificación.- Al aceptar las RSU, usted expresa su pleno entendimiento y aceptación que cualquier modificación al Plan, al contrato RSU (incluyendo los Anexos A y B) o su terminación, no será considerada como un cambio o menoscabo a las condiciones de su relación de trabajo.
Declaración de Políticas.- El otorgamiento de RSU por parte de la Empresa deberá considerarse como unilateral y discrecional, por lo que la Empresa se reserva el derecho a modificarlo e interrumpirlo en cualquier momento, sin incurrir en ninguna responsabilidad.

Universal RSU Agreement

La Empresa, con domicilio en West Lake Avenue 3600, C.P.60026, Glenview, Illinois, E.U.A., es la única responsable por la administración del Plan y la participación en el Plan. Cualquier adquisición de acciones no deberá interpretarse en ningún caso, como constitutiva de una relación de trabajo entre usted y la Empresa, toda vez que usted está participando en el Plan únicamente de manera comercial; asimismo, su único Patrón es ITW México, S. de R.L. de C.V., con domicilio en Carretera Monterrey-Laredo km. 22.7, C.P. 65550, Ciénega de Flores, Nuevo León, México. En virtud de lo anterior, su participación en el Plan no creará ningún derecho u obligación entre usted y su Patrón.
Reconocimiento del Documento del Plan.- Aceptando el otorgamiento de RSU, usted reconoce que ha recibido una copia completa del Plan y del contrato RSU (incluyendo los Apéndices/Anexos A)y B) y manifiesta su total entendimiento y aceptación de todas y cada una de las disposiciones del Plan y del contrato RSU.
Asimismo, en virtud de la aceptación de RSU, usted reconoce que ha leído y, específicamente y expresamente, acepta los términos y condiciones del inciso (a) del Anexo A, en el que lo siguiente claramente se establece y describe como sigue: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el Plan es ofertada por la Empresa de manera discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Empresa, sus Subsidiarias y Afiliadas no serán responsables por cualquier disminución en el valor de las acciones subyacentes a las RSU.
Finalmente, por este medio, usted declara que no se reserva acción legal alguna o derecho a reclamaciones en contra de la Empresa por cualquier compensación o daños que se generen como resultado de su participación en el Plan; en virtud de ello, usted otorga el finiquito más amplio que en Derecho proceda al Empleador, la Empresa y sus Subsidiarias y Afiliadas en relación con cualquier reclamación que se genere en relación con el Plan.
NETHERLANDS
Notifications
Insider-Trading Notification. You should be aware of the Dutch insider-trading rules, which may impact your ability to sell shares that you have acquired under the Plan. In particular, you acknowledge and understand that you may be prohibited from effectuating certain transactions if you have inside information about the Company.
Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “inside information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the share price, regardless of the development of the price. The insider could be any employee of a Subsidiary or Affiliate in the Netherlands who has inside information as described herein.

Universal RSU Agreement

Given the broad scope of the definition of inside information, certain employees working at a Subsidiary or Affiliate in the Netherlands may have inside information and would be prohibited from effectuating a transaction in securities in the Netherlands while in possession of such inside information.
You acknowledge and understand that you should consult with your personal legal advisor if you are uncertain as to whether the Dutch insider-trading rules apply to you.
NEW ZEALAND
There are no country-specific provisions.
POLAND
Notifications
Exchange Control Information. Polish residents maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of securities and cash deposited in such accounts if the value of such assets exceeds PLN 7 million. If required, the reports must be filed on a quarterly basis on special forms that are available on the website of the National Bank of Poland.
Further, any transfer of funds in excess of €15,000 into or out of Poland must be effected through a bank account in Poland. You are required to store all documents connected with any foreign exchange transaction you engage in for a period of five years.
RUSSIA
Terms and Conditions
U.S. Transaction. You understand that acceptance of the grant of RSUs results in a contract between you and the Company completed in the United States and that the RSU agreement is governed by the laws of the State of Illinois, without regard to the conflict of law provisions. Upon vesting of the RSUs, any shares to be issued to you shall be delivered to you through a bank or brokerage account in the United States, and in no event will such shares be delivered to you in Russia. You are not permitted to sell the shares directly to other Russian legal entities or individuals.
Notifications
Exchange Control Information. Under current exchange control regulations, within a reasonably short time after sale of the shares acquired under the Plans or receipt of dividends on such shares, you must repatriate the cash proceeds to Russia. Such proceeds must be initially credited to you through a foreign currency account at an authorized bank in Russia. After the proceeds are initially received in Russia, they may be further remitted to foreign banks subject to the following limitations: (i) the foreign account may be opened only for individuals; (ii) the foreign account may not be used for business activities; and (iii) the Russian tax authorities must be given notice about the opening/closing of each foreign account within one month of the account opening/closing. You are encouraged to contact your personal advisor before remitting your proceeds from participation in the Plan to Russia, as exchange control requirements may change.

Universal RSU Agreement

Securities Law Notification. The Plan, the RSU agreement (including Appendix A and B), and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; therefore, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.
Depending on the development of local regulatory requirements, the Company reserves the right to force the immediate sale of any shares to be issued upon vesting and settlement of the RSUs. If applicable, you agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares (on your behalf pursuant to this authorization), and you expressly authorize the Company’s designated broker to complete the sale of such shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price. Upon the sale of the shares, the Company agrees to pay you the cash proceeds from the sale of the shares, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this RSU agreement.
Labor Law Information. If you continue to hold shares acquired at vesting of the RSUs after an involuntary termination of your employment, you will not be eligible to receive unemployment benefits in Russia.
SINGAPORE
Notifications
Securities Law Information. The grant of RSUs is being made to you in reliance on the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. You should note that the RSUs are subject to section 257 of the SFA, and you will not be able to make any subsequent sale in Singapore, or any offer of sale of the shares underlying the RSUs, unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA (Chapter 289, 2006 Ed.).

Director Notification Obligation. If you are a director, associate director, or shadow director of the Company’s Singapore Subsidiary or Affiliate, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary or Affiliate in writing when you receive an interest (e.g., RSUs or shares) in the Company Group. In addition, you must notify the Company’s Singapore Subsidiary or Affiliate when you sell shares (including when you sell shares issued upon vesting and settlement of the RSUs). These notifications must be made within two business days of acquiring or disposing of any interest in the Company Group. In addition, a notification of your interests in the Company Group must be made within two business days of becoming a director.

Universal RSU Agreement

Insider Trading Notification. You should be aware of the Singapore insider trading rules, which may impact the acquisition or disposal of shares or rights to shares under the Plan. Under the Singapore insider-trading rules, you are prohibited from selling shares when you are in possession of information concerning the Company that is not generally available and that you know or should know will have a material effect on the price of shares once such information is generally available.
SOUTH KOREA
Notifications
Exchange Control Information. If you realize US$500,000 or more from the sale of shares or the receipt of any dividends in a single transaction, Korean exchange control laws require you to repatriate the proceeds to Korea within 18 months of the sale/receipt.
SPAIN
Terms and Conditions
No Entitlement for Claims or Compensation. By accepting the RSUs, you consent to participation in the Plan and acknowledge that you have received a copy of the Plan document.
You understand that the Company has unilaterally, gratuitously, and in its sole discretion decided to make grants of RSUs under the Plan to Key Employees throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any Subsidiary or Affiliate, including the Employer, on an ongoing basis, other than as expressly set forth in the RSU agreement. Consequently, you understand that the RSUs are given on the assumption and condition that the RSUs shall not become part of any employment contract (whether with the Company or any Subsidiary or Affiliate, including the Employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation), or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the grant of RSUs, which is gratuitous and discretionary, because the future value of the RSUs and the underlying shares is unknown and unpredictable.
You understand and agree that, as a condition of the grant of the RSUs, your termination of employment for any reason other than death, disability or retirement (including for the reasons listed below) will automatically result in the cancellation and loss of any RSUs that may have been granted to you and that were not fully vested on the date of termination of your employment. In particular, you understand and agree that, unless otherwise expressly provided by the Company in the RSU agreement, the RSUs will be cancelled without entitlement to the shares or to any amount as indemnification if you terminate employment by reason of, but not limited to, the following: resignation; disciplinary dismissal adjudged to be with cause; disciplinary dismissal adjudged or recognized to be without cause; individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause; material modification of the terms of employment under Article 41 of the Workers’ Statute; relocation under Article 40 of the Workers’ Statute; Article 50 of the Workers’ Statute; unilateral withdrawal by the Employer; and under Article 10.3 of Royal Decree 1382/1985.

Universal RSU Agreement

You also understand that this grant of RSUs would not be made but for the assumptions and conditions set forth above; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the grant, the RSUs and any right to the underlying shares shall be null and void.
Notifications
Securities Law Information. The RSUs described in the RSU agreement and Appendix A and B do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The RSU agreement (including Appendix A and B) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and it does not constitute a public offering prospectus.
Exchange Control Information. You must declare the acquisition, ownership and sale of shares to the Direccion General de Comercio e Inversiones (the “DCIE”), which is a department of the Ministry of Economy and Competitiveness. If you acquire the shares through the use of a Spanish financial institution, that institution will automatically make the declaration to the DGCI for you; otherwise, you will be required make the declaration by filing the appropriate form with the DGCI. Generally, the declaration must be made in January for shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of shares acquired or sold exceeds €1,502,530 (or you hold 10% or more of the shares capital of the Company or such other amount that would entitle you to join the Company’s board of directors), the declaration must be filed within one month of the acquisition or sale, as applicable.
When receiving foreign currency payments exceeding €50,000 derived from the ownership of shares (e.g., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made. Upon prior request, you will need to provide the institution with the following information; your name; address; and fiscal identification number; the name and corporate domicile of the Company; the amount of payment; the currency used; the country of origin; the reasons for the payment; and required information.
Further, effective January 1, 2013, to the extent that you hold assets (e.g., the RSUs) outside of Spain with a value in excess of €20,000 (on a per-asset basis) as of December 31 each year, you will be required to report information on such rights and assets on your tax return for such year.
You are solely responsible for complying with any exchange control or other reporting requirement that may apply to you as a result of participation in the Plan, the acquisition and/or sale of the shares and/or the transfer of funds in connection with the award. You should consult your legal advisor to confirm the current reporting requirements when you acquire shares, sell shares and/or transfers any funds related to the Plan to Spain.
SWEDEN
There are no country-specific provisions.
SWITZERLAND

Universal RSU Agreement

Notifications
Securities Law Information. The RSU grant is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.
TAIWAN
Notifications
Exchange Control Information. You may acquire and remit foreign currency (including proceeds from the sale of shares) into and out of Taiwan up to US$5,000,000 per year. If the transaction amount is TWD$500,000 or more in a single transaction, you must submit a foreign exchange transaction form and also provide supporting documentation to the satisfaction of the remitting bank.
If the transaction amount is US$500,000 or more in a single transaction, you may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Please consult your personal advisor to ensure compliance with applicable exchange control laws in Taiwan.
THAILAND
Notifications
Exchange Control Information. When you sell shares issued to you at vesting of the RSUs or if you receive cash dividends paid on the shares, you must repatriate all cash proceeds to Thailand immediately following the receipt of the cash proceeds. You must then convert the proceeds to Thai Baht or deposit the proceeds into a foreign currency account opened within any commercial bank in Thailand within 360 days of the repatriation if the amount of the repatriated proceeds realized in a single transaction exceeds US$50,000. In addition, you must specifically report the inward remittance to the Bank of Thailand on a foreign exchange transaction form. If you fail to comply with these obligations, you may be subject to penalties assessed by the Bank of Thailand. You should consult your personal advisor before taking action with respect to remittance of proceeds from the sale of shares or receipt of dividends into Thailand. You are responsible for ensuring compliance with all exchange control laws in Thailand.
UNITED ARAB EMIRATES
There are no country-specific provisions.
UNITED KINGDOM
Terms and Conditions
Tax and National Insurance Contributions Acknowledgment. The following provisions supplement paragraph (l) of the RSU agreement:
If payment or withholding of income taxes is not made within ninety (90) days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), you understand and agree that the amount of any

Universal RSU Agreement

uncollected income tax will constitute a loan owed by you to the Employer, effective on the Due Date. You understand and agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable by you, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in paragraph (l) of the RSU agreement. You also authorize the Company to delay the issuance of any shares to you unless and until the loan is repaid in full.
Notwithstanding the foregoing, you understand and agree that if you are a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for such a loan to cover the income tax. In the event that you are a director or executive officer and the income tax is not collected from or paid by you by the Due Date, you understand that the amount of any uncollected Tax-Related Items may constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) will be payable. You understand and agree that you will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit.

Universal RSU Agreement